                            AMENDMENT NUMBER ONE (1)

                                       TO

                    Employment Contract Dated October 1, 1995
                                     Between
                      Global TeleMedia International, Inc.
                                       and
                                Herbert S. Perman


This Amendment Number One (1) dated February 1, 1996 to that certain Employment Agreement dated October 1, 1995 by and between Global TeleMedia International, Inc. and Herbert S. Perman shall be amended as follows

     Article 2. shall be amended to include new Article 2.5 as follows:

     2.   COMPENSATION.

               2.5 Employer hereby grants to employee the right to purchase 50,000 warrants and options in Global TeleMedia International, Inc. for the sum of $1.00 per warrant. These warrants must be exercised, in whole or in part, no later than January 31, 1997. In order to receive said warrant options, Employee must remain in the employ of Global TeleMedia International, Inc. through January 31, 1997.

All other terms and conditions of the original agreement dated October 1, 1995 shall remain in full force and effect.


GLOBAL TELEMEDIA INTERNATIONAL,              HERBERT S. PERMAN
INC.



By:  /s/ Roderick A. McClain                 By:  /s/ Herbert S. Perman
    --------------------------------              -----------------------------
Its: President and Chief Executive Officer